Exhibit 99.1

FB Financial Corporation to Acquire Clayton Bank and American City Bank, the Wholly-Owned Bank Subsidiaries of Clayton HC, Inc.

Proposed Acquisition to Add $1.2 Billion in Assets; Pro Forma Assets of $4.5 Billion for Combined Banks

Attractive EPS Accretion Expected in 2017 and 2018

NASHVILLE, Tenn.--(BUSINESS WIRE)--February 8, 2017--FB Financial Corporation (NYSE: FBK) announced today that it has entered into a stock purchase agreement for its wholly-owned subsidiary, FirstBank, to acquire Clayton Bank and Trust (“Clayton Bank”) and American City Bank (collectively “Clayton Banks”). The banks are being acquired from Clayton HC, Inc., the sole shareholder of the two banks in a transaction valued at approximately $284.2 million (based on FBK’s common stock closing price as of February 7, 2017). Clayton HC is over 98% owned by Jim Clayton, its Chairman and Chief Executive Officer.

Under terms of the agreement, the transaction is structured as a stock purchase whereby FirstBank will acquire all of the issued and outstanding shares of Clayton Bank and American City Bank from Clayton HC, and following closing both banks will merge into FirstBank as the surviving entity.

FB Financial’s President and CEO Chris Holmes stated, “We are very excited to announce the proposed acquisition of the Clayton Banks. This strategic transaction will significantly expand our footprint in key metropolitan markets and enhance our community markets in Tennessee. We expect the addition of the Clayton Banks to be immediately accretive to our earnings per share in 2017.

“The Clayton Banks have a great team and are two of the most profitable banks in Tennessee. They have a relationship-based customer service culture that blends well with our culture. We look forward to joining with Clayton Bank and American City Bank and their associates to expand our banking services throughout Tennessee,” concluded Holmes.

Clayton Banks Key Metrics (December 31, 2016)
($ millions, unaudited)

	Clayton Bank	American City Bank	Combined
Assets	$887	$308	$1,195
Loans	$780	$272	$1,052
Deposits	$687	$233	$920
Total Equity	$157	$56	$213
Net Income (C-Corp basis)*	$19.5	$4.4	$23.9
ROAA (C-Corp basis)*	2.38%	1.57%	2.17%

* Clayton Banks are qualified S-Corporation subsidiaries of Clayton HC; therefore, their net income is ultimately taxable to its shareholders. For comparability, the Clayton Banks amounts have been shown on a pro forma C-Corporation basis utilizing a combined federal and state effective tax rate of 38.1%.

The consideration is valued at approximately $284.2 million, as follows:

  5,860,000 shares of FBK common stock;
  $60 million of FirstBank subordinated debt qualifying as Tier II capital (5.50% five year non-callable fixed-to-floating due 2027); and
  $79.5 million of cash that represents return of excess capital (subject to regulatory approval and liquidity policies, the cash consideration will either be in the form of a dividend from the Clayton Banks to Clayton HC or a cash payment from FirstBank or a combination thereof).

Jim Clayton stated, “We are thrilled to join the FirstBank team and believe this is an exceptional opportunity for our customers who will gain access to additional products, services and a broader branch network while being able to rely upon the same strong customer service that the Clayton Banks have provided them for many years. Our strong presence in key markets along with a highly skilled niche business line is a tremendous asset for FirstBank, who is committed to continued investment throughout our footprint.”

The acquisition is expected to close in the third quarter of 2017 and is subject to regulatory approvals, approval by FB Financial shareholders, approval by Clayton HC shareholders and other customary closing conditions. The transaction is expected to be immediately accretive to FB Financial Corporation’s earnings per share, exclusive of transaction costs and expenses. During the first full year of combined operations, FB Financial estimates low-teens percentage earnings per share accretion. FB Financial estimates approximately 6.0% tangible book value dilution at closing, which is expected to be earned back in approximately 1.5 years.

Stephens Inc. served as financial advisor and Alston & Bird, LLP served as legal advisor to FB Financial Corporation. Olsen Palmer LLC served as financial advisor and Baker, Donelson, Bearman, Caldwell & Berkowitz P.C. served as legal advisor to Clayton HC.

ABOUT THE CLAYTON BANKS

Clayton Bank is headquartered in Knoxville, Tennessee and has assets of approximately $887 million. The bank has 13 branches across its markets in Knoxville, Jackson, Oakland, Covington, Henderson, Lexington, Friendship and Cookeville, Tennessee.

American City Bank is headquartered in Tullahoma, Tennessee and has assets of approximately $308 million. It operates five branches in Tullahoma, Manchester, Lynchburg and Dechard, Tennessee.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 45 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has over $3.2 billion in total assets.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s conference call will begin at 8:00 a.m. CST on Thursday, February 9, 2017, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/19775. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. Additionally, the Company has posted a Presentation regarding the acquisition’s details on its website, which can be found at https://investors.firstbankonline.com/.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements in some cases through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the proposed acquisition, the anticipated benefits and financial impact thereof, the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general.

These forward-looking statements include, without limitation, statements relating to the anticipated benefits, financial impact and closing of the proposed acquisition by the Company of the Clayton Banks, including, the anticipated timing of the closing of the proposed acquisition, any expected increase in the Company’s earnings per share and any expected earn-back period related to dilution in tangible book value resulting from the proposed acquisition, acceptance by the customers of the Clayton Banks the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, expectations regarding future investment in the Clayton Banks’ markets and the integration of the Clayton Banks’ operations. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this new release including, without limitation, the parties’ ability to consummate the acquisition or satisfy the conditions to the completion of the acquisition, including the receipt of the shareholder approvals; the receipt of regulatory approvals required for the acquisition on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion and accounting and tax treatment of the acquisition; the possibility that any of the anticipated benefits of the proposed acquisition will not be fully realized or will not be realized within the expected time period; the risk that integration of the Clayton Banks’ operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the proposed acquisition to close for any other reason; the effect of the announcement of the proposed acquisition on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the proposed acquisition; the possibility that the proposed acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other factors described in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on September 19, 2016 (Registration No. 333-213210) under the captions “Cautionary note regarding forward-looking statements” and “Risk factors”. Many of these factors are difficult to foresee and are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

ADDITIONAL INFORMATION

This news release is for informational purposes only and does not constitute a solicitation of any vote or approval with respect to the Company’s proposed acquisition of the Clayton Banks. The issuance of the shares of the Company’s common stock in connection with the proposed acquisition of the Clayton Banks by the Company will be submitted to the shareholders of the Company for their consideration. The Company will file with the SEC a proxy statement and deliver the proxy statement to its shareholders as required by applicable law. The Company may also file other documents with the SEC regarding the proposed acquisition. This news release is not a substitute for any proxy statement or any other document which the Company may file with the SEC in connection with the proposed acquisition. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED ACQUISITION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company and the proposed acquisition, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at www.firstbankonline.com (in the “Investor Relations” section of such website) copies of the materials it files with, or furnishes to, the SEC.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed acquisition. Information about the directors and executive officers of the Company is set forth in the Company’s final prospectus filed pursuant to Rule 424(b)(3) under the Securities Act, as amended, filed with the U.S. Securities and Exchange Commission on September 19, 2016 (Registration No. 333-213210). Such final prospectus can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

CONTACT:
Media Contacts:
FirstBank
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com
or
McNeely Pigott & Fox Public Relations
Roger Shirley, 615-259-4000
rshirley@mpf.com
or
Financial Contact:
FirstBank
James R. Gordon, 615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com